Exhibit 99.2

AGREEMENT

THIS AGREEMENT, made as of this 30th day of September, 2019, by and between EagleBank, a Maryland chartered commercial bank headquartered in Bethesda, Maryland (the “Bank”), Eagle Bancorp, Inc., the Bank’s parent corporation and sole stockholder (“Bancorp”), and _________________, a member of the Board of Directors of the Bank and/or Bancorp (the “Director”).

WHEREAS, the Director is a member of the Board of Directors of the Bank and Bancorp; and

WHEREAS, the Director, Bancorp and the Bank believe that it is in their mutual best interests for Director to resign from service on the Board of Directors of Bancorp and the Bank; and

WHEREAS, the Director, Bancorp and the Bank desire to set forth certain provisions relating to the continuing fiduciary and other obligations of Director, and to provide for the vesting of certain awards previously granted to Director under Bancorp’s equity compensation plans;

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.            Resignation. Director hereby tenders his resignation as a member of the Board of Directors of Bancorp and the Bank, and as a member of all committees thereof, effective as of September 25, 2019 (the “Effective Date”).

2.            Acceleration of Vesting. On the Effective Date, each of the unvested awards of restricted stock units, restricted stock and/or options to purchase restricted stock previously granted to the Director in partial compensation for Director’s service as a member of the Board of Directors of Bancorp and the Bank and certain committees thereof, and which shall not have vested prior to the Effective Date, shall automatically and without further action, irrevocably vest in full. Bank and Bancorp agree to take such action as may be necessary to effect the vesting of such awards, and to effect the crediting of such awards to Director’s name.

3.            Confidentiality; Non-Interference; Nondisparagement.

(a)        Confidential Information. Director, during his service as a director, will have, and has had, access to and become familiar with, various confidential and proprietary information of the Bank and Bancorp and/or relating to the business of the Bank and Bancorp (“Confidential Information”), including, but not limited to: business plans; operating results; customer data; internal working documents and communications; relationships with and supervision by the Bank’s and Bancorp’s federal and state regulators, and other materials related to the businesses or activities of the Bank and Bancorp which is not generally made available to the public. Failure to mark any Confidential Information as confidential, proprietary or protected information shall not affect its status as part of the Confidential Information subject to the terms of this Agreement. Notwithstanding the foregoing, “Confidential Information” shall not include (1) information that is or becomes public without a breach of the Agreement, (2) information that became available to the Director on a non-confidential basis from a source not bound, to the Director’s knowledge, by a non-disclosure agreement that covers the relevant information, (3) information known to the Director prior to commencing employment with the Bank, and (4) information required to be disclosed by law after notice so that the Bank can contest the required disclosure or seek some other protection.

(b)       Nondisclosure. Director hereby covenants and agrees that he shall not, directly or indirectly, disclose or use, or authorize any person to disclose or use, any Confidential Information (whether or not any of the Confidential Information is novel or known by any other person); provided however, that this restriction shall not apply to the use or disclosure of Confidential Information (i) to any governmental entity to the extent required by law, (ii) which is or becomes publicly known and available through no wrongful act of Director or any affiliate of Director, or (iii) by the Director in connection with any action brought by or against him and involving Bank, Bancorp or any entity with regulatory control thereover. Notwithstanding the foregoing, Director, Bancorp and the Bank acknowledge and agree that nothing contained in this Section 3 shall be interpreted, construed, asserted or enforced by Bancorp and/or the Bank to prohibit Director from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Further, nothing contained in this Agreement or any Release and Waiver shall be interpreted, construed, asserted or enforced by the Bank or Bancorp to prohibit or disqualify Director from being awarded, receiving and/or enjoying the benefit of, any award, reward, emolument or payment, or other relief of any kind whatsoever, from any agency, which is provided based upon Director’s providing information to any such agency as a whistleblower under applicable law or regulation. Bancorp and the Bank hereby waive any right to assert or enforce the provisions of this Agreement in a manner which would impede any whistleblower activity in accordance with applicable law or regulation.

(c)       Documents. All files, papers, records, documents, compilations, summaries, lists, reports, notes, databases, tapes, sketches, drawings, memoranda, and similar items (collectively, “Documents”), whether prepared by Director, or otherwise provided to or coming into the possession of Director, that contain any Confidential Information about or pertaining or relating to the Bank or Bancorp (the “Company Information”) shall at all times remain the exclusive property of the Bank and Bancorp. Director shall take reasonable efforts to (i) return to the Bank and Bancorp all Documents in any tangible form (whether originals, copies or reproductions) and all computer disks or other media containing or embodying any Document or Company Information; and (ii) purge and destroy all Documents and Company Information in any intangible form (including computerized, digital or other electronic format).

(d)       Non-Interference. Director hereby covenants and agrees that until the date that is twenty four (24) months after the Effective Date (the “Restricted Period”), Director will not directly or indirectly (whether as a proprietor, owner, agent, officer, director, shareholder, organizer, partner, principal, member, manager, employee, contractor, consultant or any other capacity):

(i)	induce or attempt to induce any customer, supplier, officer, director, employee, contractor, consultant, agent or representative of, or any other person that has a business relationship with the Bank or Bancorp or any subsidiary of the Bank or Bancorp, to discontinue, terminate or reduce the extent of its, his or her relationship with Bank or Bancorp or any subsidiary of Bancorp or Bank or to take any action that would disrupt or otherwise be disadvantageous to any such relationship; provided the same shall impose no obligation on Director to continue any business relationship with Bank which Director or any entity in which Director is a shareholder, partner or member may currently have;
(ii)	solicit any customer of the Bank or Bancorp or any subsidiary of the Bank or Bancorp for the purpose of providing any Competitive Products or Services to such customer (other than any solicitation to the general public that is not disproportionately directed at customers of the Bank or Bancorp or any subsidiary of the Bank or Bancorp); or
(iii)	solicit any then current employee of any of the Bank or Bancorp or any subsidiary of the Bank or Bancorp to commence employment with, become a consultant or independent contractor to or otherwise provide services for the benefit of any other Competitive Business.

For purposes of this Section 3: (i) “Competitive Business” means the banking and financial services business, which includes, without limitation, consumer savings, commercial banking, trust services, the savings and loan business and mortgage lending; and (ii) “Competitive Products or Services” means, as of any time, those products or services of the type that any of the Bank, Bancorp or any subsidiary of the Bank or Bancorp is providing, or is actively preparing to provide, to its customers.

(e)       Nondisparagement. During the Restricted Period, the Director shall not, directly or indirectly, orally or in writing, in any forum, or by means of any medium (including, but not limited to, television or radio, newspapers, newsletters, magazines, circulars, blogs, computer networks or bulletin boards, or any other form of communication), make to any third party (including but not limited to any customer, former customer or potential customer of the Bank or Bancorp or any subsidiary of Bank or Bancorp, any employee or other representative of any bank regulatory agency, or any employee of the Bank or Bancorp or any subsidiary of Bank or Bancorp), any disparaging or defamatory statements about the Bank or Bancorp or any subsidiary of Bank or Bancorp. During the Restricted Period, the Bank and Bancorp shall not make, and shall not authorize or direct any officer, director or employee of Bank, Bancorp or any subsidiary of either to make, directly or indirectly, orally or in writing, in any forum, or by means of any medium (including, but not limited to, television or radio, newspapers, newsletters, magazines, circulars, blogs, computer networks or bulletin boards, or any other form of communication), to any third party, any disparaging or defamatory statements about the Director. Nothing in this Section 3(e) shall (i) apply to any communication with any governmental entity to the extent required by law; (ii) limit the rights of any party hereto in any legal proceedings by, against or involving such party; or (iii) limit the rights of any party hereto in any legal proceedings by, against or involving it, him or her pertaining to the rights, remedies or obligations of such party under this Agreement.

(f)       Injunction. In the event of any breach or threatened or attempted breach of any provision of this Section 3 by any party, the other party shall, in addition to and not to the exclusion of any other rights and remedies at law or in equity, be entitled to seek and receive from any court of competent jurisdiction (i) full temporary and permanent injunctive relief enjoining and restraining the other party from the continuation of such violative acts and (ii) a decree for specific performance of the applicable provisions of this Agreement, without being required to furnish any bond or other security. The foregoing notwithstanding, in no event shall any party have any claim for consequential or similar special damages against any other party, all of which are hereby waived.

(g)        Reasonableness. Director has carefully read and considered the provisions of this Section 3 and, having done so, agrees that the restrictions and agreements set forth in this Section 3 are fair and reasonable and are reasonably required for the protection of the interests of the Bank or Bancorp or any subsidiary of the Bank or Bancorp. If any court of competent jurisdiction should determine that the duration or scope of any provision in this Section 3 exceeds the maximum that is reasonable and enforceable under applicable law, the parties agree that said provision shall automatically be modified and deemed to extend only over the maximum duration or scope as to which such provision or restriction said court determines to be valid and enforceable under applicable law, which determination the parties direct the court to make, and the parties agree to be bound by such modified provision or restriction.

4.            Indemnification. Bank and Bancorp acknowledge and agree that following Director’s resignation as a director of the Bank and Bancorp, Director shall continue to be eligible to indemnification under the Bank’s and Bancorp’s Articles of Incorporation and Bylaws, and applicable provisions of law, each as they exist as of the date of effectiveness of Director’s resignation, with respect to any proceeding to which Director is or may be made a party by reason of the fact that he is or was a director of Bank or Bancorp or served at the request of Bank or Bancorp as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as Director was eligible for such indemnification immediately prior to the effectiveness of Director’s resignation as a director of Bank and Bancorp.

5.            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of Bancorp or Bank that shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bancorp or Bank.

6.            Notices. Each notice, demand, request, consent, report, approval or communication (“Notice”) which is or may be required to be given under this Agreement by any party to any other party shall be in writing and given by telex, telecopy, personal delivery, receipted delivery service, or by certified mail, return receipt requested, prepaid and properly addressed to the party to be served at the addresses set forth below. Notices shall be effective on the date sent via telex or telecopy, the date delivered personally or by receipted delivery service, or three (3) business days after the date mailed. Each party may designate, by Notice in writing to the other party, a new address to which any Notice may thereafter be given, delivered or sent.

To:	EagleBank
c/o Susan G. Riel
7830 Old Georgetown Road
Bethesda, Maryland 20814
Fax: 301.986.8529

To:

7.            Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties.

8.            Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Maryland, without regard to its conflict of laws principles, shall govern this Agreement in all respects.

9.            Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

10.          Headings. Headings contained herein are for convenience of reference only.

11.          Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

12.          Gender and Number. As used in this Agreement, the masculine, feminine and neuter gender, and the singular or plural number, shall each be deemed to include the other or others whenever the context so indicates.

[Signatures appear on next page]

IN WITNESS WHEREOF, the undersigned have set their respective hands, duly authorized, as of the date and year first above written.

EAGLEBANK

By:
Name:
Title:

EAGLE BANCORP, INC.

By:
Name:
Title:

DIRECTOR

Name: